Exhibit 23



 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statement No. 333-63912 on Form S-8 of our report dated June 22, 2006, relating to the financial statements and supplemental schedule of Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan appearing on Form 11-K of Jack Henry & Associates, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2005.

 /s/ DELOITTE & TOUCHE LLP

 St. Louis, Missouri
 June 26, 2006